Exhibit 99.1

Cogent Biosciences Provides Corporate Updates and

Reports First Quarter 2021 Financial Results

IND cleared for Phase 2 study of CGT9486, a selective mutant KIT inhibitor, in Advanced Systemic Mastocytosis patients

John Robinson, PhD appointed as Chief Scientific Officer to lead newly created Cogent Research team

Evan Kearns, JD joined Cogent as Chief Legal Officer

Ended Q1 2021 with $230.7 million in cash, sufficient to fund operations into 2024

CAMBRIDGE, Mass. and BOULDER, Colo., May 12, 2021 – Cogent Biosciences, Inc. (Nasdaq: COGT), a biotechnology company focused on developing precision therapies for genetically defined diseases, today announced financial results for the first quarter ended March 31, 2021 and provided several corporate updates.

“We are on track to initiate three clinical trials of CGT9486 this year, beginning with a study in Advanced Systemic Mastocytosis (AdvSM) patients for which we recently received IND clearance from the FDA,” said Andrew Robbins, President and CEO of Cogent Biosciences. “In parallel, we continue to make great progress building a world-class R&D organization, and I’m particularly excited to welcome John and Evan to the Cogent leadership team as I know they will make tremendous contributions toward achieving our goals.”

Recent Program and Corporate Highlights

•	Clinical Trial Evaluating CGT9486 in Patients with Advanced Systemic Mastocytosis

•	The US FDA recently cleared Cogent’s Investigational New Drug (IND) submission for a Phase 2 study, which remains on track for initiation in 1H 2021.

•	Appointed John Robinson, PhD, as Chief Scientific Officer

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Dr. Robinson joins the Cogent Biosciences team from Pfizer where he most recently served as Vice President, Medicinal Chemistry. For more than 15 years prior to his time at Pfizer, Dr. Robinson was a senior member of the Array BioPharma scientific leadership team, a group responsible for developing over 25 Investigational New Drug (IND) applications including five U.S. Food and Drug Administration (FDA) approved medicines: MEKTOVI® (binimetinib), TUKYSA® (tucatinib), VITRAKVI® (larotrectinib), Retevmo™ (selpercatinib) and Koselugo™ (selumetinib). Dr. Robinson holds a BS from Indiana University of Pennsylvania and a PhD from the University of Delaware.

•	Appointed Evan Kearns, JD, as Chief Legal Officer

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Mr. Kearns joins Cogent with nearly 15 years of experience in the biopharmaceutical industry. Prior to joining Cogent, Mr. Kearns served as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer at Agenus Inc., where he guided the global biopharmaceutical company through multiple clinical and preclinical programs. Previously, Mr. Kearns worked at the Boston office of Goodwin Procter LLP, where he advised both public and private companies in domestic and international transactions including corporate and securities law matters, merger, acquisition and financing transactions, and corporate governance. Mr. Kearns holds a BA from Colby College and a JD from the University of Toledo.

•	Announced Formation of Cogent Research Team

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Based in Boulder, Colorado, the Cogent Research Team will focus on pioneering best-in-class, small molecule therapeutics to expand Cogent’s pipeline and deliver novel precision therapies for patients living with unmet medical needs. Dr. John Robinson will lead the Cogent Research team composed of highly experienced scientists including several key leaders already in place.

•	Brad Fell as Vice President, Chemistry

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Mr. Fell brings over 30 years of industrial experience in drug discovery and early clinical development to Cogent with an emphasis on oncology research. As a leader of multidisciplinary teams, Mr. Fell has managed numerous projects from target selection through candidate nomination and IND filing. Notably, he was the project leader for the Array BioPharma/Mirati Therapeutics collaboration that resulted in the KRASG12C inhibitor MRTX849 and the KRASG12D inhibitor MRTX1133. Mr. Fell holds a BS from The Ohio State University and an MS from Northeastern University.

•	Francis Sullivan, PhD as Vice President, Enzymology and Structural Biology

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Dr. Sullivan comes most recently from Array BioPharma/Pfizer Boulder where he was senior director of enzymology/HTS and structural biology. In nearly 20 years at Array, he was involved in numerous programs that successfully advanced compounds into clinical trials. Prior to that, Dr. Sullivan was assistant director of enzymology for 12 years at Genetics Institute/Wyeth. Dr. Sullivan holds a BA from the University of Pennsylvania and a PhD from the University of Colorado.

•	Shannon Winski, PhD as Vice President, Pharmacology and Toxicology

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Dr. Winski comes most recently from Array BioPharma/Pfizer Boulder where she led multiple drug discovery teams from early-stage lead optimization through IND candidate selection. Prior to this, she worked in the cancer biology department at OSI Pharmaceuticals (previously Gilead Sciences), primarily providing scientific support for development stage cytotoxic and targeted therapeutic candidates. Dr. Winski holds a BS and PhD from the University of Arizona.

First Quarter 2021 Summarized Financial Results

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R&D Expenses: Research and development expenses were $8.2 million for the first quarter of 2021 as compared to $9.5 million for the first quarter of 2020. This decrease is primarily related to the reduction in clinical activity of legacy cell therapy clinical trials.

•	G&A Expenses: General and administrative expenses were $4.6 million for the first quarter of 2021 as compared to $3.7 million for the first quarter of 2020.

•	Net Loss: Net loss was $11.7 million for the first quarter of 2021 as compared to a net loss of $6.1 million for the first quarter of 2020.

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Cash and Cash Equivalents: As of March 31, 2021, Cogent Biosciences had cash and cash equivalents of $230.7 million. We believe our cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements into 2024.

About Cogent Biosciences, Inc.

Cogent Biosciences is a biotechnology company focused on developing precision therapies for genetically defined diseases. The most advanced clinical program, CGT9486, is a selective tyrosine kinase inhibitor that is designed to potently inhibit the KIT D816V mutation as well as other mutations in KIT exon 17. KIT D816V is responsible for driving systemic mastocytosis, a serious disease caused by unchecked proliferation of mast cells. Exon 17 mutations are also found in patients with advanced gastrointestinal stromal tumors (GIST), a type of cancer with strong dependence on oncogenic KIT signaling. In addition to CGT9486, the newly formed Cogent Research team is developing a portfolio of novel targeted therapies to help patients fighting serious, genetically driven diseases. Cogent Biosciences is based in Cambridge, MA and Boulder, Co. Visit our website for more information at www.cogentbio.com. Follow Cogent Biosciences on social media: Twitter and LinkedIn. Information that may be important to investors will be routinely posted on our website and Twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: discussion of the company’s business and operations; projected cash runways; future product development plans; clinical development plans and timelines including for its lead program, CGT9486; the anticipated contributions of recent new hires and the Cogent Research Team. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Cogent Biosciences’ most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

COGENT BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Collaboration revenue	$—	$7,031

Operating expenses:
Research and development	8,213	9,498
General and administrative	4,587	3,674

Total operating expenses	12,800	13,172

Loss from operations	(12,800)	(6,141)

Other income:
Interest income	125	47
Other income	604	—
Change in fair value of CVR liability	343	—

Total other income	1,072	47

Net loss and comprehensive loss	$(11,728)	$(6,094)

Net loss per share attributable to common shareholders, basic and diluted	$(0.34)	$(0.81)

Weighted average common shares outstanding, basic and diluted	34,879,296	7,534,187

COGENT BIOSCIENCES, INC.

CONSOLIDATED SELECTED BALANCE SHEET DATA

(in thousands, except share and per share amounts)

(unaudited)

	March 31, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$230,739	$242,190
Working capital	$223,827	$231,818
Total assets	$237,610	$250,916
Total liabilities	$10,847	$16,249
Total stockholders’ equity	$226,763	$234,667

Media contact:

Amanda Sellers

asellers@vergescientific.com

301.332.5574